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                                                                   Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated March 6, 2006 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting of Kimco Realty Corporation and Subsidiaries (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the incorporation by reference in this Registration Statement of our report dated October 25, 2004 relating to the financial statements of Kimco Realty Corp. 401(k) Plan ( the "Plan") for the year ended April 30, 2004, which appears in the Annual Report of the Plan on Form 11-K for the year ended April 30, 2005.


PricewaterhouseCoopers LLP
New York, New York
June 16, 2006